UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

CANNABIS GLOBAL, INC

(Name of registrant in its charter)

Nevada	333-146404	83-1754057
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of principal executive offices)

(310) 986-4929

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 11, 2021, the Registrant and Robert L. Hymers, III amended a material definitive agreement originally entered into on August 31, 2020, previously reported on Form 8-K on September 1, 2020.

The August 31, 2020 agreement obligated the Registrant to pay Mr. Hymers $20,000 per month, to retire a $540,000 debt connected to a stock purchase agreement, whereby the Registrant acquired 266,667 shares of common stock of Natural Plant Extract of California Inc. As of the date of the amendment, the Registrant owed Mr. Hymers $440,000. The parties agreed to exchange the Registrant’s obligations to make monthly payments under the stock purchase agreement for a Convertible Note for the same amount.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2021, director Jim Riley resigned. Mr. Riley did not hold any other positions with the Registrant, and did not participate in any committee of the board. Mr. Riley’s decision to resign as director was not due to any disagreement with the Registrant.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description	Location
10.1	Exchange Agreement	Filed Herewith
10.2	Convertible Note	Filed Herewith
17.1	Letter of Resignation	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS GLOBAL, INC.

Date: June 15, 2021	By:	/s/ Arman Tabatabaei
Arman Tabatabaei (Principal Executive Officer)